                                                                    EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 28, 1999, relating to the consolidated financial statements of Z-Tel Technologies, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
October 14, 1999